FIRST AMENDMENT TO
                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                                       AND
                               FIRST AMENDMENT TO
                   AMENDED AND RESTATED STOCK PLEDGE AGREEMENT


        This FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (this "First Amendment") is made and entered into as of April 21, 1997, by and among (a) SUPERIOR SERVICES, INC., a Wisconsin corporation (the "Parent"), the subsidiaries of the Parent identified on
   Schedule 1 to the Credit Agreement defined below (the "Subsidiaries" and collectively with the Parent, the "Borrowers"), (b) THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, LASALLE NATIONAL BANK, a national banking association having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603, BANK ONE, WISCONSIN, a Wisconsin banking association having its principal place of business at 111 East Wisconsin Avenue, Milwaukee, Wisconsin 53201, BANK OF AMERICA ILLINOIS, an Illinois banking association having its principal place of business at 231 South LaSalle Street, Chicago, Illinois 60697, and the other lending institutions which become parties to the Credit Agreement (collectively, the "Banks"), and (c) THE FIRST NATIONAL BANK OF BOSTON, as agent for the Banks (the "Agent").

        WHEREAS, the Borrowers, the Banks and the Agent are parties to an Amended and Restated Revolving Credit Agreement dated as of March 26, 1997 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks have extended credit to the Borrowers on the terms set forth therein;

        WHEREAS, the Borrowers have informed the Banks that the Parent and certain Subsidiaries are acquiring certain businesses as follows:

        (a) Superior Waste Services of Pennsylvania, Inc., a Pennsylvania corporation and a Subsidiary of the Parent ("Superior of Pennsylvania"), is acquiring substantially all of the assets of the business referred to as the Dubois District #703 (the "Dubois Asset Purchase") and the Parent is acquiring all of the capital stock of Homestand Land Corp., a Pennsylvania corporation (the "Homestand Stock Purchase") for an aggregate purchase price of approximately $27,800,000;

        (b) Superior of Ohio, Inc., an Ohio corporation and a Subsidiary of the Parent ("Superior of Ohio"), is acquiring substantially all of the assets of the business referred to as the Columbus District #867 for a total purchase price of approximately $11,000,000 (the "Columbus Asset Purchase");

        (c) (i) Superior of Wisconsin, Inc., a Wisconsin corporation and a Subsidiary of the Parent ("Superior of Wisconsin"), is acquiring substantially all of the assets of the business referred to as the Green Bay District #814 (the "Green Bay Asset Purchase") and substantially all of the assets of M&N Recycling, Inc., a Wisconsin corporation (the "M&N Asset Purchase" and collectively with the Dubois Asset Purchase, the Columbus Asset Purchase, and the Green Bay Asset Purchase, the "Asset Purchases"), and (ii) the Parent is acquiring all of the capital stock of M&N Disposal, Inc., a Wisconsin corporation (the "M&N Stock Purchase," and collectively with the Homestand Stock Purchase, the "Stock Purchases"), for an aggregate purchase price of approximately $18,500,000;

        WHEREAS, the Asset Purchases and the Stock Purchases (the "Acquisitions") are to be consummated substantially in accordance with the terms set forth in the Purchase and Sale Agreement dated as of April 11, 1997 among Browning-Ferris Industries, Inc., a Delaware corporation ("BFI"), Browning-Ferris Industries of Wisconsin, Inc., a Wisconsin corporation and a wholly-owned subsidiary of BFI, M&N Recycling, Inc., a Wisconsin corporation and a wholly-owned subsidiary of BFI, BFI Waste Systems of Ohio, Inc., a Delaware corporation and a wholly-owned subsidiary of BFI, Browning-Ferris Industries of Pennsylvania, Inc., a Delaware corporation and a wholly-owned subsidiary of BFI, the Parent, Superior of Wisconsin, Superior of Ohio, and Superior of Pennsylvania (the "Purchase Agreement");

        WHEREAS, the Borrowers have requested that the Banks consent to the Acquisitions, and the Banks are willing to consent to the Acquisitions on the terms set forth herein;

        WHEREAS, the Banks, the Agent, and the Borrowers have further agreed to amend the Credit Agreement as hereinafter set forth;

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

        2. Amendment to Schedule 1 of the Credit Agreement. Schedule 1 to the Credit Agreement is hereby amended to add Homestand Land Corp., a Pennsylvania corporation ("Homestand") and M&N Disposal, Inc., a Wisconsin corporation ("M&N," and together with Homestand, the "New Borrowers") each as a Subsidiary of the Parent and as a Borrower. An amended and restated
   Schedule 1 is attached hereto. The Borrowers represent and warrant that, except as set forth therein, the entities listed on Schedule 1 are all of the Subsidiaries of the Parent, each of which is a Borrower.

        3. Amendment to Stock Pledge Agreement. The Parent hereby pledges 100% of the stock of each of the New Borrowers to the Agent for the benefit of the Banks, and the New Borrowers hereby agree to be bound by the provisions of Section 4.1, 6, and 7 of the Stock Pledge Agreement. An amended and restated Annex A to the Stock Pledge Agreement is attached hereto.

        4. Consent to Acquisitions. Each of the Banks hereby consents to the Acquisitions, provided that the total aggregate purchase price paid by the Borrowers in connection therewith shall not exceed $57,300,000 plus
   (a) liabilities assumed as set forth in Article 2.1 of the Purchase Agreement, plus (b) deferred payments of approximately $2,000,000 as set forth in Article 3.3 of the Purchase Agreement, plus or minus, as applicable, (c) adjustments to the purchase price as set forth in Articles 3.4 and 3.6 of the Purchase Agreement.

        5. Ratification, etc. The Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This First Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this First Amendment. This First Amendment and the Stock Pledge Agreement shall hereafter be read and construed together as a single document, and all references in the Stock Pledge Agreement or any related agreement or instrument to the Stock Pledge Agreement shall hereafter refer to the Stock Pledge Agreement as amended by this First Amendment.

        6. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH LAWS.

        7. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

        8. Effectiveness. This First Amendment shall become effective upon the satisfaction of each of the following conditions (the "Effective Date"):

        (a) This First Amendment shall have been executed and delivered by the respective parties hereto; and

        (b) Each of the Banks shall have received an executed allonge to such Bank's Note, in form and substance satisfactory to such Bank, adding each of Homestand and M&N as a Borrower.

        9.  Representations.

             9.1 Asset Purchases. The Borrowers represent and warrant to the Agent and the Banks that they intend to operate:

             (a) the business acquired pursuant to the Dubois Asset Purchase as a division of Superior of Pennsylvania under the name, "Superior Services-Dubois, a division of Superior Waste Services of Pennsylvania, Inc."

             (b) the business acquired pursuant to the Columbus Asset Purchase as a division of Superior of Ohio under the name, "Superior Services-Columbus, a division of Superior of Ohio, Inc."

             (c) the businesses acquired pursuant to the Green Bay Asset Purchase and the M&N Asset Purchase as a division of Superior of Wisconsin under the name, "Superior Services-Green Bay, a division of Superior of Wisconsin, Inc."

             9.2 No Event of Default. The Borrowers represent and warrant to the Agent and the Banks that at the time of the Acquisitions, no Default or Event of Default has occurred and is continuing, and the Acquisitions will not otherwise create a Default or an Event of Default under the Credit Agreement.

             9.3 Waiver. The Borrower has delivered to the Agent all items required under Section 7.4 of the Credit Agreement, with the exception of the appraisal required pursuant to clause (h) thereof, which requirement is hereby waived by each of the Banks and the Agent.

        10. Covenant Regarding New Borrowers. The Borrowers agree to deliver, no later than thirty (30) days after the Effective Date, each of the following, in form and substance satisfactory to the Agent:

             (a) a certificate of the Secretary or Assistant Secretary of each New Borrower regarding the incumbency of the officers of each such Borrower and a copy, certified by a duly authorized officer of such Person to be true and complete on the date hereof, of such Borrower's (i) charter or other incorporation documents and by-laws as in effect on such date of certification, and (ii) the resolutions of each such Borrower's Board of Directors authorizing the execution and delivery of this First Amendment, the allonges to the Notes, and all related documents;

             (b) an opinion of counsel to the Borrowers as to the due authorization and enforceability of this First Amendment as it relates to the New Borrowers, the allonges to the Notes to be issued to the Banks pursuant to Section 8(b) hereof, the due organization, legal existence, and good standing of the New Borrowers and all other matters as the Agent may reasonably request;

             (c) the stock certificates evidencing all of the issued and outstanding shares of capital stock of each of the New Borrowers together with stock powers thereto duly executed in blank; and

             (d) the results of UCC searches with respect to the New Borrowers indicating no liens other than Permitted Liens.

        Failure to deliver each of such items on or before thirty (30) days after the Effective Date shall constitute an Event of Default under the Credit Agreement.

       12. Entire Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AS AMENDED REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, each of the undersigned have duly executed this First Amendment under seal as of the date first set forth above.


   THE FIRST NATIONAL BANK OF
      BOSTON, individually and as Agent

   By:_________________________________
        Timothy M. Laurion
        Vice President

   LASALLE NATIONAL BANK

   By:_________________________________
        Michael Foster
        Senior Vice President

   BANK ONE, WISCONSIN

   By:_________________________________
        Mark P. Bruss
        Vice President

   BANK OF AMERICA ILLINOIS

   By:_________________________________
        Timothy J. Pepowski
        Senior Vice President


   SUPERIOR SERVICES, INC.
   SUPERIOR CRANBERRY CREEK LANDFILL, INC.
   SUPERIOR CONSTRUCTION SERVICES, INC.
   HARDROCK, INC.
   SUMMIT, INC.
   SUPERIOR SPECIAL SERVICES, INC.
   VALLEY SANITATION CO., INC.
   SUPERIOR SERVICES OF ELGIN, INC.
   SUPERIOR GLACIER RIDGE, INC.
   LAND & GAS RECLAMATION, INC.
   SUPERIOR OF WISCONSIN, INC.
   SUPERIOR EMERALD PARK LANDFILL, INC.
   SUPERIOR FCR LANDFILL, INC.
   SUPERIOR SEVEN MILE CREEK LANDFILL, INC.
   SUPERIOR OAK RIDGE LANDFILL, INC.
   SUPERIOR OF MISSOURI, INC.
   SUPERIOR OF OHIO, INC.
   SUPERIOR SERVICES OF MICHIGAN, INC.
   SUPERIOR WASTE SERVICES OF PENNSYLVANIA, INC.


   By:_________________________________
        George K. Farr, Treasurer

   HOMESTAND LAND CORP.

   By:_________________________________
        Name:
        Title:

   M&N DISPOSAL, INC.

   By:_________________________________
        Name:
        Title:

                                   SCHEDULE 1

                                SUBSIDIARIES (1)

                                                     Number of    Number of
                                   Jurisdiction of   Authorized  Outstanding
           Issuer                   Incorporation      Shares      Shares

    Superior Cranberry Creek
    Landfill, Inc.                    Wisconsin        9,000         100

    Superior Construction
    Services, Inc.                    Wisconsin        9,000         508

    Hardrock, Inc.                    Wisconsin        9,000        1,000

    Summit, Inc.                      Wisconsin        9,000        1,000

    Superior Special Services,
    Inc.                              Wisconsin        9,000        1,000

    Valley Sanitation Co., Inc.       Wisconsin        9,000         100

    Superior Services of Elgin,
    Inc.                               Illinois        9,000         480

    Superior Glacier Ridge, Inc.      Wisconsin        9,000        1,000

    Land & Gas Reclamation, Inc.      Wisconsin        9,000         500

    Superior of Wisconsin, Inc.       Wisconsin        9,000         100

    Superior Emerald Park
    Landfill, Inc.                    Wisconsin        9,000         100

    Superior FCR Landfill, Inc.       Minnesota        9,000        1,800

    Superior Seven Mile Creek
    Landfill, Inc.                    Wisconsin        9,000        1,000

    Superior Oak Ridge Landfill,
    Inc.                               Missouri        9,000          4

    Superior of Missouri, Inc.         Missouri        9,000          4

    Superior of Ohio, Inc.               Ohio           850          100

    Superior Services of
    Michigan, Inc.                     Michigan        60,000       1,000

    Superior Waste Services of
    Pennsylvania, Inc.               Pennsylvania      9,000         100

    Homestand Land Corp.             Pennsylvania       100          100

    M&N Disposal, Inc.                Wisconsin        1,000        1,000

   _______________
   (1) Sharps Incinerator of Fort, Inc. ("Sharps") is a Subsidiary of the Parent, but is not a Borrower under the Credit Agreement. The only remaining assets of Sharps are an ABB microwave unit, an incinerator unit, approximately $1,300 in cash, and nominal accounts receivable.

                           ANNEX A TO PLEDGE AGREEMENT

        None of the issuers has any authorized, issued or outstanding shares of its capital stock of any class or any commitments to issue any shares of its capital stock of any class or any securities convertible into or exchangeable for any shares of its capital stock of any class except as otherwise stated in this Annex A.

                                               Number   Number     Par or
                          Class    Number of     of     of Out-    Liquid-
                  Record   of     Authorized   Issued   standing    ation
       Issuer     Owner   Shares    Shares     Shares   Shares      Value

    Superior
    Cranberry
    Creek
    Landfill,
    Inc.          Parent  Common      9,000       100       100      .10

    Superior
    Construction
    Services,
    Inc.          Parent  Common      9,000       508       508      .10

    Hardrock,
    Inc.          Parent  Common      9,000      1,000     1,000     .10

    Summit, Inc.  Parent  Common      9,000      1,000     1,000     .10

    Superior
    Special
    Services,
    Inc.          Parent  Common      9,000      1,000     1,000     .10

    Valley
    Sanitation
    Co., Inc.     Parent  Common      9,000       100       100      .10

    Superior
    Services of
    Elgin, Inc.   Parent  Common      9,000       480       480      .10

    Superior
    Glacier
    Ridge, Inc.   Parent  Common      9,000      1,000     1,000     .10

    Land & Gas
    Reclamation,
    Inc.          Parent  Common      9,000       500       500      .10

    Superior of
    Wisconsin,
    Inc.          Parent  Common      9,000       100       100      .10

    Superior
    Emerald Park
    Landfill,
    Inc.          Parent  Common      9,000       100       100      .10

    Superior FCR
    Landfill,
    Inc.          Parent  Common      9,000      1,800     1,800     .10

    Superior
    Seven Mile
    Creek
    Landfill,
    Inc.          Parent  Common      9,000      1,000     1,000     .10

    Superior Oak
    Ridge
    Landfill,
    Inc.          Parent  Common      9,000        4         4       .10

    Superior of
    Missouri,
    Inc.          Parent  Common      9,000        4         4       .10

    Superior of
    Ohio, Inc.    Parent  Common       850        100       100       None

    Superior
    Services of
    Michigan,
    Inc.          Parent  Common     60,000      1,000     1,000      None

    Superior Waste
    Services of
    Pennsylvania,
    Inc.          Parent  Common      9,000       100       100      .10

    Homestand
    Land Corp.    Parent  Common       100        100       100       None

    M&N Disposal,
    Inc.          Parent  Common      1,000      1,000     1,000      None

                                                               April 21, 1997


   Allonge to $40,000,000 Amended and Restated Revolving Credit Note dated as of March 26, 1997 (the "Note") issued by Superior Services, Inc. and the other entities signatory thereto and payable to the order of The First National Bank of Boston.

        Each of the undersigned, intending to be legally bound as a Borrower under the Note, has caused this Allonge to the Note to be signed in its corporate name under seal by its duly authorized officer.

   HOMESTAND LAND CORP.

   By:______________________________
        Name:
        Title:

   M&N DISPOSAL, INC.

   By:______________________________
        Name:
        Title:

                                                               April 21, 1997

   Allonge to $25,000,000 Amended and Restated Revolving Credit Note dated as of March 26, 1997 (the "Note") issued by Superior Services, Inc. and the other entities signatory thereto and payable to the order of LaSalle National Bank.

        Each of the undersigned, intending to be legally bound as a Borrower under the Note, has caused this Allonge to the Note to be signed in its corporate name under seal by its duly authorized officer.


   HOMESTAND LAND CORP.

   By:______________________________
        Name:
        Title:

   M&N DISPOSAL, INC.

   By:______________________________
        Name:
        Title:

                                                               April 21, 1997


   Allonge to $25,000,000 Amended and Restated Revolving Credit Note dated as of March 26, 1997 (the "Note") issued by Superior Services, Inc. and the other entities signatory thereto and payable to the order of Bank One, Wisconsin.

        Each of the undersigned, intending to be legally bound as a Borrower under the Note, has caused this Allonge to the Note to be signed in its corporate name under seal by its duly authorized officer.


   HOMESTAND LAND CORP.

   By:______________________________
        Name:
        Title:

   M&N DISPOSAL, INC.

   By:______________________________
        Name:
        Title:

                                                               April 21, 1997


   Allonge to $20,000,000 Amended and Restated Revolving Credit Note dated as of March 26, 1997 (the "Note") issued by Superior Services, Inc. and the other entities signatory thereto and payable to the order of Bank of America Illinois.

        Each of the undersigned, intending to be legally bound as a Borrower under the Note, has caused this Allonge to the Note to be signed in its corporate name under seal by its duly authorized officer.


   HOMESTAND LAND CORP.

   By:______________________________
        Name:
        Title:

   M&N DISPOSAL, INC.

   By:______________________________
        Name:
        Title: